Exhibit 99.1

Strategic Refinancing and New Equity Issuance Support Wolfspeed’s

Long-term Growth Potential

Reduces Senior Secured Note Balance by approximately $475.9 Million

Funding Led by T. Rowe Price accounts, Fidelity Management & Research Company, and other New and Existing Institutional Investors Signals Confidence in Company’s Long-Term Growth Potential

Transaction Summary:

•	Issues $379 million aggregate principal amount of new 3.5% Convertible 1.5 Lien Senior Secured Notes due 2031

•	Issues approximately $96.9 million of common stock and pre-funded warrants, all issued at a 10% premium over the closing price of March 18, 2026

•	Aggregate gross proceeds of approximately $475.9 million used to reduce existing Senior Secured Notes balance by approximately 43%

•	Reduces total debt by approximately $97 million

•	Expected to lower annual interest expense by approximately $62 million

DURHAM, N.C. March 26, 2026 — Wolfspeed, Inc. (NYSE: WOLF) (“Wolfspeed” or the “Company”), a global leader in silicon carbide technology, today announced the closing of its previously announced private placements of convertible notes, common stock, and pre-funded warrants (the “Private Placements”). In connection with the Private Placements, the Company redeemed approximately $475.9 million of the Company’s outstanding Senior Secured Notes due 2030 (the “Senior Secured Notes”), which is expected to lower annual interest expense by approximately $62 million and total debt by approximately $97 million.

This reduction reflects the completion of the Company’s previously announced Private Placements of (i) $379 million aggregate principal amount of 3.5% Convertible 1.5 Lien Senior Secured Notes due 2031 (the “Notes”) and (ii) 3,250,030 shares of common stock (the “Shares”) and pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 2,000,000 shares of Wolfspeed’s common stock. The Shares were priced at $18.458 per share, representing a 10% premium to the closing price on March 18, 2026. The price per Pre-Funded Warrant was $18.448. Each Pre-Funded Warrant is exercisable at the option of the holder of such Pre-Funded Warrant for the purchase of one share of the Company’s common stock at an exercise price of $0.01 per share, subject to ownership limitations and customary anti-dilution adjustments.

The aggregate gross proceeds from the Private Placements were used to redeem approximately $475.9 million of the Company’s outstanding Senior Secured Notes. The Company concurrently paid the related premiums, accrued interest, fees and expenses of such redemption of the Senior Secured Notes and the placement agent, financial advisor and legal fees, and other expenses, associated with the Private Placements with cash on hand.

The Private Placements were backed by a strong syndicate of investors, including accounts advised by T. Rowe Price Associates, Inc. and Fidelity Management & Research Company, together with several other notable new and existing anchor investors, reflecting confidence in the Company’s market opportunity and in the strategic role of silicon carbide in enabling next generation technologies.

The Company believes that the Private Placements mark an important step forward in Wolfspeed’s capital optimization strategy.

“We believe this refinancing reflects strong confidence in Wolfspeed’s technology leadership and the long-term growth potential for silicon carbide, demonstrated by the support of new and current institutional investors, including T. Rowe Price investors, among other notable anchor investors, collaborating on this financing,” said Gregor van Issum, Wolfspeed’s Chief Financial Officer. “It also builds on the actions we have already taken to strengthen our balance sheet and represents continued execution against the strategic priorities we have previously outlined, including strict financial discipline, as this transaction has enabled us to reduce our total debt, and to a greater extent, our annual interest expense.”

van Issum continued, “With this stronger financial foundation, we believe we are well positioned to accelerate innovation across our silicon carbide solutions, including 300mm silicon carbide wafers to potentially support next-generation AI computing platforms and immersive AR/VR systems, while continuing to advance our long-term growth strategy and reinforcing Wolfspeed’s position as a pioneer in silicon carbide technology.”

The Notes were issued pursuant to an indenture (the “Indenture”), dated March 26, 2026, between Wolfspeed, Wolfspeed Texas LLC and U.S. Bank Trust Company, National Association, as trustee and collateral agent.

The Notes bear interest at a rate of 3.5% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, and mature on March 15, 2031, unless earlier converted, redeemed or repurchased. Upon conversion, the Notes may be settled in cash, shares of Wolfspeed’s common stock or a combination thereof, at Wolfspeed’s election.

Goldman Sachs & Co. LLC, Wells Fargo Securities, LLC and William Blair & Company L.L.C. acted as placement agents to Wolfspeed in connection with the Private Placements. J. Wood Capital Advisors LLC acted as a financial advisor to Wolfspeed.

The Notes, Shares and Pre-Funded Warrants were issued in a private placement to qualified institutional buyers pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The securities (and the shares of Wolfspeed’s common stock issuable upon conversion of the Notes or exercise of the Pre-Funded Warrants) sold in the Private Placements have not been registered under the Securities Act, or any state or other applicable jurisdiction’s securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. Wolfspeed has agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) registering the resale of the Shares and shares of Wolfspeed’s common stock issuable upon the exercise of the Pre-Funded Warrants sold in the Private Placements.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the securities, nor will there be any sale of such securities, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

For additional information regarding this refinancing please visit: https://www.wolfspeed.com/private-placement-offering/

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About Wolfspeed, Inc.

Wolfspeed (NYSE: WOLF) leads the market in the worldwide adoption of silicon carbide technologies that power the world’s most disruptive innovations. As the pioneers of silicon carbide, and creators of the most advanced semiconductor technology on earth, we are committed to powering a better world for everyone. Through silicon carbide material, Power Modules, Discrete Power Devices and Power Die Products targeted for various applications, we will bring you The Power to Make It Real.™ Learn more at www.wolfspeed.com.

Wolfspeed® is a registered trademark and The Power to Make it Real™ is a trademark of Wolfspeed, Inc.

Forward Looking Statements:

This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause Wolfspeed’s actual results to differ materially from those indicated in the forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, including estimates, forecasts, and projections about possible or assumed future results of Wolfspeed’s business, financial condition, liquidity, results of operations, plans, and objectives and Wolfspeed’s industry and market growth. Words such as “could,” “will,” “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” “forward” or “continue” and similar expressions are used to identify forward-looking statements. All statements in this press release that are not historical are forward-looking statements, including statements regarding Wolfspeed’s long-term growth potential, Wolfspeed’s position in the industry, the expected strength of Wolfspeed’s capital structure, and Wolfspeed’s ability to design and sell products for new industries. Actual results could differ materially due to a number of factors, including but not limited to, risks and uncertainties associated with Wolfspeed’s recent emergence from Chapter 11 bankruptcy, including the potential effects on Wolfspeed’s relationship with its various stakeholders, including customers, vendors, contractors, employees or suppliers, its ability to attract, motivate, and/or retain management and key personnel, its ability to retain customers, and third parties willing to do business with Wolfspeed on acceptable terms or at all; ongoing uncertainty in global economic and geopolitical conditions, such as the ongoing military conflict between Russia and Ukraine, conflict in the Middle East and developments related to Latin America and the Arctic region; changes in progress on infrastructure development or changes in customer or industrial demand that could negatively affect product demand, including as a result of an economic slowdown or recession, collectability of receivables and other related matters if consumers and businesses defer purchases or payments, or default on payments; risks associated with Wolfspeed’s expansion plans, including design and construction delays, cost overruns, the timing and amount of government incentives actually received, including, among other things, any direct grants and tax credits, issues in installing and qualifying new equipment and ramping production, poor production process yields and quality control, and potential increases to Wolfspeed’s restructuring costs; Wolfspeed’s ability to obtain additional funding as needed, including, among other things, from government funding, public or private equity offerings, or debt financings, on favorable terms and on a timely basis, if at all; the risk that Wolfspeed does not meet its production commitments to those customers who provide Wolfspeed with capacity reservation deposits or similar payments; the risk that Wolfspeed may experience production difficulties that preclude it from shipping sufficient quantities to meet customer orders or that result in higher production costs, lower yields and lower margins; Wolfspeed’s ability to lower costs; the risk that Wolfspeed’s results will suffer if it is unable to balance fluctuations in customer demand and capacity, including bringing on additional capacity on a timely basis to meet customer demand or scaling back its manufacturing expenses or overhead costs quickly enough to correspond to lower than expected demand; the risk that longer manufacturing lead times may cause customers to fulfill their orders with a competitor’s products instead; product mix; risks associated with the ramp-up of production of Wolfspeed’s new products, and Wolfspeed’s entry into new business channels different from those in which it has historically operated; Wolfspeed’s ability to convert customer design-ins to design-wins and sales of significant volume, and, if customer design-in activity does result in such sales, when such sales will ultimately occur and what the amount of such sales will be; the risk that the markets for Wolfspeed’s products will not develop as Wolfspeed expects, including the adoption of Wolfspeed’s products by electric vehicle manufacturers and the overall adoption of electric vehicles and our ability to diversify our end markets in medium- to high-voltage verticals such as AI datacenters; the risk that the economic and political uncertainty caused by the tariffs imposed or announced by the United States on imported goods, and corresponding tariffs and other retaliatory measures imposed by other countries (including China) in response, may continue to negatively impact demand for Wolfspeed’s products; the risk that Wolfspeed or its channel partners are not able to develop and expand customer bases and accurately anticipate demand from end customers, including production and product mix, which can result in increased inventory and reduced orders as Wolfspeed experiences wide fluctuations in supply and demand; risks related to international sales and purchases; risks resulting from the concentration of Wolfspeed’s business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; the risk that Wolfspeed’s investments may experience periods of significant market value and interest rate volatility causing it to recognize fair value losses on Wolfspeed’s investment; the risk posed by managing an increasingly complex supply chain (including managing the impacts of supply constraints in the semiconductor industry and meeting purchase commitments under take-or-pay arrangements with certain suppliers) that has the ability to supply a sufficient quantity of raw materials, subsystems and finished products with the required specifications and quality; risks relating to outbreaks of infectious diseases or similar public health events, including the risk of disruptions to Wolfspeed’s operations, supply chain, including its contract manufacturers, or customer demand; the risk Wolfspeed may be required to record a significant charge to earnings if its amortizable assets become impaired; risks relating to confidential information theft or misuse, including through cyber-attacks or cyber intrusion; Wolfspeed’s ability to complete development and commercialization of products under development; the rapid development of new technology and competing products that may impair demand or render Wolfspeed’s products obsolete; the potential lack of customer acceptance for Wolfspeed’s products; risks associated with ongoing litigation; the risk that customers do not maintain their favorable perception of Wolfspeed’s brand and products, resulting in lower demand for its products; the risk that Wolfspeed’s products fail to perform or fail to meet customer requirements or expectations, resulting in significant additional costs; risks associated with strategic transactions; the risk that Wolfspeed is not able to successfully execute or achieve the potential benefits of Wolfspeed’s efforts to enhance its value; and other factors discussed in Wolfspeed’s filings with the SEC, including Wolfspeed’s report on Form 10-K for the fiscal year ended June 29, 2025, and subsequent reports filed with the SEC. These forward-looking statements represent Wolfspeed’s judgment as of the date of this press release. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Wolfspeed disclaims any intent or obligation to update any forward-looking statements after the date of this press release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Media Relations:

media@wolfspeed.com

Investor Relations:

investorrelations@wolfspeed.com

Source: Wolfspeed, Inc.